EXHIBIT 99.1

                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 844-1258 FAX (631) 844-1471



FOR IMMEDIATE RELEASE                          CONTACT: DANIEL M. HEALY
                                                        EXECUTIVE VICE PRESIDENT
                                                        CHIEF FINANCIAL OFFICER
                                                        (631) 844-1258

                   NORTH FORK BANCORP EARNINGS INCREASE BY 26%
                          FOR THE THIRD QUARTER OF 2002

         MELVILLE, N.Y. - OCTOBER 16, 2002 - NORTH FORK BANCORPORATION, INC. (NYSE: NFB) reported advances in earnings and in substantially all of its key operating performance measurements for the quarter ended September 30, 2002. Highlights for the current quarter included:

            - 26% increase in quarterly net income compared with the prior year

            - 28% increase in year to date net income compared with the prior year

            - 26% quarterly increase in net interest income and 31% increase year over year

            - Annualized loan growth of 9% combined with a decline in non-performing loans to historic lows

            -     Annualized deposit increase of 11%

            - Continuation of its branch expansion program, while maintaining our industry leading core efficiency ratio at 31%

            - Issuance of $500 million of subordinated notes in August 2002 qualifying as Tier II Capital

            -     Declaration of the regular quarterly cash dividend of $.25

            -     Continuation of the share repurchase program

         Net income for the quarter ended September 30, 2002 amounted to $106.8 million or diluted earnings per share of $.66 compared to $84.9 million or diluted earnings per share of $.53 for the quarter ended September 30, 2001. The Company's returns on average assets and equity for the current quarter were 2.2% and 25.5%, respectively, compared to returns of 2.1% and 24.1% in 2001.

         Net income for the nine-months ended September 30, 2002 amounted to $309.6 million or diluted earnings per share of $1.91 compared to $241.5 million and diluted earnings per share of $1.50 for the comparable period in the prior year. The year to date returns on average assets and equity were 2.3% and 25.7%, respectively, for the current year compared to 2.1% and 24% for the nine-month period ended September 30, 2001. "We are on target to achieve our stated goals for the full year," stated John Adam Kanas, Chairman, President and Chief Executive Officer. The Company has consistently targeted double digit goals in earnings per share growth and returns on equity. The Company's five-year compounded annual growth rate in per share earnings approximated 25%. During the same five-year period, the return on equity has consistently exceeded 20%.

NET INTEREST INCOME INCREASES AS NET INTEREST MARGIN REFLECTS PLANNED STRATEGY

A comparison of the net interest income and net interest margin follows:

                                                    Q U A R T E R   E N D E D

(dollars in thousands)      SEPT. 30, 2002      JUNE 30, 2002      MARCH 31, 2002     SEPT. 30, 2001
                            --------------      -------------      --------------     --------------
Interest Income                 $304,902           $293,159           $285,799           $281,332
Interest Expense                  88,505             82,738             86,942            109,130
                                --------           --------           --------           --------
Net Interest Income             $216,397           $210,421           $198,857           $172,202
                                ========           ========           ========           ========

NET INTEREST MARGIN                 4.87%              5.18%              5.19%              4.73%
                                ========           ========           ========           ========

         In the current quarter, net interest income increased $6.0 million despite the decline in net interest margin to 4.87%. This was consistent with guidance previously provided and reflects the initiatives which commenced in the second quarter and continued through the current quarter to leverage excess capital by increasing earning assets, principally mortgage backed securities. Average earning assets increased by $1.4 billion in the quarter, a result of both loan growth and the addition of securities. The growth in earning assets was funded in part by deposits and short-term borrowings. In addition, the Company took advantage of favorable credit market conditions and on August 7th issued $500 million of subordinated notes. The proceeds of the issuance were initially used to satisfy short-term obligations and were not fully invested until the latter stages of the current quarter, temporarily reducing net interest income and margin. The combination of both strategies reduced net interest margin on a linked quarter basis by approximately 24 basis points.

         The Company's net interest income and the margin were also impacted by the continuation of the low interest rate environment. The increasing level of securities prepayments and resetting of rates on earning assets also reduced the margin, which should continue in the short-term. With rates at existing levels, the Company believes that the net interest margin for the final quarter will range from 4.55% - 4.65%. This anticipated decline is not expected to affect the fourth quarter net income guidance.

LOAN DEMAND CONTINUES - STRONG ASSET QUALITY

         Loans, net of unearned income, increased by $258.3 million to $11.3 billion at September 30, 2002, for a linked quarter annualized growth rate of 9%. The Company expects this growth rate to continue for the near term. Asset quality remains pristine as non-performing loans declined in the quarter to $14.1 million, representing .12% of total loans. The allowance for loan losses to non-performing loans at the end of the current quarter approximated 800%. To further minimize the risk inherent in its loan portfolio, management has avoided making those types of loans which have been widely publicized as causing losses for the banking industry, such as large syndications and sub prime loans. "We continue to focus on our strengths, resisting the temptation to overextend into lending products with higher degrees of complexity and risks," said John Kanas. The reserve for loan losses to net loans outstanding at September 30, 2002 was 1.0%. Net charge-offs for the quarter and nine-month period ended September 30, 2002 was .13% and .12%, respectively. The Company expects charge-offs for the fourth quarter to be in line with previous quarters.

DEPOSITS GROW AS BRANCH EXPANSION PROGRAM PROGRESSES AS PLANNED

         Total deposits at September 30, 2002 were $12.6 billion, increasing $340.2 million for the current period for a linked quarter annualized growth rate of 11%. Deposit gains were strong in Manhattan as well as the remainder of the branch network. "We are very pleased with the core deposit growth throughout the franchise and especially in Manhattan, which has been the primary focus of our branch expansion program," said Mr. Kanas.

A period to period summary and comparison of deposit increases in Manhattan and other regions follow.

(in thousands)

                                                                            DEPOSIT GROWTH

LINKED QUARTER (SEPT. 30, 2002 VS. JUNE 30, 2002)            MANHATTAN           ALL OTHER               TOTAL
                                                            ----------          ----------          ----------
Demand Deposits                                             $   52,873          $   14,682          $   67,555

All Other Deposits                                              68,980             203,632             272,612
                                                            ----------          ----------          ----------

Total Increase                                              $  121,853          $  218,314          $  340,167
                                                            ----------          ----------          ----------

YEAR OVER YEAR (SEPT. 30, 2002 VS. SEPT. 30, 2001)           MANHATTAN           ALL OTHER               TOTAL
                                                            ----------          ----------          ----------
Demand Deposits                                             $  288,084          $  556,034          $  844,118
All Other Deposits                                             905,839             850,384           1,756,223
                                                            ----------          ----------          ----------

Total Increase                                              $1,193,923          $1,406,418          $2,600,341
                                                            ----------          ----------          ----------

A comparison of deposit balances Bankwide and for Manhattan follows:

 (in millions)                       BANKWIDE                        MANHATTAN
                                     --------                        ---------
                            DEMAND                            DEMAND
PERIOD ENDED                DEPOSITS         TOTAL            DEPOSITS         TOTAL
------------------          -------          -------          -------          -------
September 30, 2002          $ 3,094          $12,572          $   594          $ 2,002
December 31, 2001             2,703           11,303              479            1,636
September 30, 2001            2,249            9,972              306              808

         At September 30, 2002, the Company has 170 branches, with 21 located in Manhattan. The Company plans to open an additional 12 branches through 2003. At September 30, 2002, the Company's Manhattan deposits comprise 16% of total deposits or $2 billion, up from 8% and $808 million a year ago. The Company's commercial demand deposit balances also increased to $2 billion of total demand deposits at September 30, 2002, compared to $1.4 billion a 41% increase over the same period last year. "Our goal is to target profitable commercial banking relationships, making them an ever increasing part of our deposit composition," said John Kanas.

NON-INTEREST INCOME ADVANCES - OPERATING EXPENSES IN LINE WITH PRODUCTIVITY
GAINS

         Non-interest income, excluding the effects of securities and other non-recurring gains, rose to $29.2 million and $86.2 million for the three and nine-month periods ended September 30, 2002, reflecting increases of 26% and 29% respectively over the comparable prior year periods. The Company continues to focus on its large customer base offering them expanded product selections. "The recently introduced advertising campaign is another effort to reach both the business community and retail customers," said Kanas.

         Operating or non-interest expenses, excluding amortization of goodwill and intangibles, increased to $77.7 million and $221.1 million, respectively, in the three and nine-month periods of the current year or by 35% over each of the comparable periods for the prior year. These budgeted increases were more than offset by revenue gains. The Company's core efficiency ratio of 30.8% in the current year remains an industry leader. The profitability per employee is the highest among the Top 50 bank holding companies in the nation.

CAPITAL MANAGEMENT

         During 2002, the Company has purchased approximately 1.5 million of its common shares in open market transactions at an average cost of $35.12 per share. The shares were purchased under its previously announced 5% share repurchase program. Approximately 1.7 million shares have been purchased under the program, with an additional 6.4 million shares remaining. "We will actively pursue opportunities to purchase our shares given our capital levels," said John Kanas.

         As previously reported, the Company issued a total of $500 million of five-year and ten-year subordinated notes in August 2002. The Notes qualify as Tier II regulatory capital.

         On September 24, 2002, the Company declared a dividend of $.25 per share to shareholders of record on October 25, 2002 and payable on November 15, 2002. The year to date cash dividends of $.74 per share represents a 17% increase over the prior year.

                                      * * *

ANNUAL INVESTOR AND ANALYST CONFERENCE

         North Fork hosted its Annual Investor and Analyst Conference on October 3, 2002 in New York City. The Company's presentations can be accessed via an archived audio webcast on North Fork's website www.northforkbank.com. The archived webcast will be available until November 1, 2002.

                                      * * *

         At September 30, 2002 consolidated total assets and deposits were $20.8 billion and $12.6 billion, respectively with shareholders' equity of $1.7 billion, constituting 7.9% of total assets.

                                      * * *

This release contains certain forward-looking statements. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand and competition, changes in legislation or regulation, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, regulatory, and technological factors affecting NFB's operations, pricing, products and services. Investors are encouraged to access NFB's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company.

                         NORTH FORK BANCORPORATION, INC.
          CONSOLIDATED STATEMENT OF INCOME AND SELECTED FINANCIAL DATA

                                   (UNAUDITED)

                                                                  THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                          SEPTEMBER 30,       SEPTEMBER 30,     SEPTEMBER 30,       SEPTEMBER 30,
                                                             --------           --------           --------           --------
(in thousands, except ratios and per share amounts)            2002               2001               2002               2001
                                                             --------           --------           --------           --------
CONSOLIDATED STATEMENT OF INCOME:
INTEREST INCOME:
Loans                                                        $203,711           $196,231           $598,300           $586,616
Securities                                                    101,024             84,682            284,992            238,105
Money Market Investments                                          167                419                568              1,960
                                                             --------           --------           --------           --------
Total Interest Income                                         304,902            281,332            883,860            826,681
                                                             --------           --------           --------           --------

INTEREST EXPENSE:
Savings, NOW & Money Market Deposits                           16,797             20,282             47,481             65,349
Other Time Deposits                                            12,681             26,574             46,802             88,750
Certificates of Deposit, $100,000 & Over                        6,207             10,743             20,429             31,743
Federal Funds Purchased & Securities Sold Under
    Agreements to Repurchase                                   26,515             26,422             68,203             80,075
Subordinated Debt                                               4,333               --                4,333               --
Capital Securities                                              2,632              5,140             12,461             15,420
Other Borrowings                                               19,340             19,969             58,476             66,110
                                                             --------           --------           --------           --------
    Total Interest Expense                                     88,505            109,130            258,185            347,447
                                                             --------           --------           --------           --------
    Net Interest Income                                       216,397            172,202            625,675            479,234
Provision for Loan Losses                                       6,250              4,500             18,750             12,250
                                                             --------           --------           --------           --------
    Net Interest Income after Provision for Loan Losses       210,147            167,702            606,925            466,984
                                                             --------           --------           --------           --------

NON-INTEREST INCOME:
Customer Related Fees & Service Charges                        19,894             14,779             57,198             41,863
Investment Management, Commissions & Trust Fees                 3,882              4,281             13,476             12,289
Mortgage Banking Operations                                     1,790              1,133              4,419              3,220
Check Cashing Fees                                                696                742              2,172              2,329
Other Operating Income                                          2,909              2,186              8,934              7,181
Net Securities Gains                                            2,689              1,802              4,070              7,010
Derivative Gain                                                  --                 --                 --                7,943
                                                             --------           --------           --------           --------
    Total Non-Interest Income                                  31,860             24,923             90,269             81,835
                                                             --------           --------           --------           --------

NON-INTEREST EXPENSE:
Employee Compensation & Benefits                               45,551             33,042            129,364             92,723
Occupancy & Equipment, net                                     14,398             10,614             41,278             31,197
Other Operating Expenses                                       17,796             13,944             50,472             39,775
Amortization of Identifiable Intangibles (1)                    1,137                710              3,411              2,130
Amortization of Goodwill (1)                                     --                4,767               --               14,292
                                                             --------           --------           --------           --------
    Total Non-Interest Expense                                 78,882             63,077            224,525            180,117
                                                             --------           --------           --------           --------
Income Before Income Taxes                                    163,125            129,548            472,669            368,702
Provision for Income Taxes                                     56,278             44,694            163,071            127,202
                                                             --------           --------           --------           --------
    NET INCOME                                               $106,847           $ 84,854           $309,598           $241,500
                                                             --------           --------           --------           --------
PER SHARE:
Net Income - Basic (1)                                       $   0.67           $   0.53           $   1.93           $   1.51
Net Income - Diluted (1)                                     $   0.66           $   0.53           $   1.91           $   1.50
Average Shares Outstanding - Basic                            160,307            159,682            160,398            159,429
Average Shares Outstanding - Diluted                          162,248            161,602            162,305            161,264
Cash Dividends                                               $   0.25           $   0.21           $   0.74           $   0.63
Dividend Payout Ratio                                              38%                40%                39%                42%
Book Value                                                   $  10.11           $   8.70           $  10.11           $   8.70
SELECTED FINANCIAL DATA:
Return on Average Assets                                         2.18%              2.13%              2.28%              2.11%
Return on Average Stockholders' Equity (2)                      25.49%             24.13%             25.66%             23.95%
Core Efficiency Ratio (4)                                       31.37%             29.14%             30.80%             29.55%
Yield on Interest Earning Assets (3)                             6.81%              7.65%              7.11%              7.84%
Cost of Funds                                                    2.44%              3.61%              2.58%              3.98%
Net Interest Margin (3)                                          4.87%              4.73%              5.07%              4.60%

                         NORTH FORK BANCORPORATION, INC.
             CONSOLIDATED BALANCE SHEET AND SELECTED FINANCIAL DATA

                                   (UNAUDITED)

                                                   SEPTEMBER 30,              JUNE 30,          DECEMBER 31,         SEPTEMBER 30,
(in thousands, except per share amounts)                    2002                  2002                  2001                  2001
                                                    ------------          ------------          ------------          ------------
CONSOLIDATED BALANCE SHEET:
ASSETS:
Cash & Due from Banks                               $    310,525          $    377,870          $    333,250          $    279,856
Money Market Investments                                  67,687                19,990                17,684                22,411
Securities:
    Available-for-Sale                                 7,996,879             6,562,072             5,043,557             4,358,279
    Held-to-Maturity                                     435,726               522,296               709,965               800,997
                                                    ------------          ------------          ------------          ------------
       Total Securities                                8,432,605             7,084,368             5,753,522             5,159,276
                                                    ------------          ------------          ------------          ------------
Loans, Net of Unearned Income                         11,299,675            11,041,392            10,399,691             9,907,220
    Less: Allowance for Loan Losses                      112,649               109,998               103,801                94,245
                                                    ------------          ------------          ------------          ------------
           Net Loans                                  11,187,026            10,931,394            10,295,890             9,812,975
                                                    ------------          ------------          ------------          ------------
Goodwill (1)                                             398,783               398,783               398,785               313,648
Identifiable Intangibles (1)                              25,078                26,215                28,489                17,646
Premises & Equipment                                     123,017               118,205               110,779               107,088
Other Assets                                             279,813               254,719               293,704               195,483
                                                    ------------          ------------          ------------          ------------
    Total Assets                                    $ 20,824,534          $ 19,211,544          $ 17,232,103          $ 15,908,383
                                                    ------------          ------------          ------------          ------------

LIABILITIES AND STOCKHOLDERS' EQUITY:
Demand Deposits                                     $  3,093,616          $  3,026,061          $  2,702,753          $  2,249,498
Savings Deposits                                       3,382,698             3,316,204             3,131,471             2,969,540
NOW & Money Market Deposits                            2,906,905             2,817,384             2,037,518             1,517,512
Other Time Deposits                                    2,048,991             2,094,068             2,340,883             2,160,202
Certificates of Deposit, $100,000 & Over               1,140,171               978,497             1,090,681             1,075,288
                                                    ------------          ------------          ------------          ------------
    Total Deposits                                    12,572,381            12,232,214            11,303,306             9,972,040
                                                    ------------          ------------          ------------          ------------
Federal Funds Purchased & Securities Sold
    Under Agreements to Repurchase                     3,757,300             3,025,200             2,142,182             2,358,782
Subordinated Debt                                        499,117                  --                    --                    --
Capital Securities (5)                                   266,678               252,374               244,364               244,357
Other Borrowings                                       1,550,000             1,550,000             1,550,000             1,551,788
Accrued Expenses & Other Liabilities                     525,685               544,897               555,243               370,790
                                                    ------------          ------------          ------------          ------------
    Total Liabilities                               $ 19,171,161          $ 17,604,685          $ 15,795,095          $ 14,497,757
                                                    ------------          ------------          ------------          ------------
STOCKHOLDERS' EQUITY:
Common stock, par value $0.01;
     issued 174,580,778 shares at September 30, 2002       1,746                 1,746                 1,746                 1,746
Additional Paid in Capital                               371,288               371,342               364,345               356,451
Retained Earnings                                      1,525,950             1,459,840             1,337,564             1,286,694
Accumulated Other Comprehensive Income                    38,820                43,204                10,341                41,425
Deferred Compensation                                    (51,962)              (55,961)              (42,535)              (27,770)
Treasury Stock at cost; 11,083,374 shares
    at September 30, 2002                               (232,469)             (213,312)             (234,453)             (247,920)
                                                    ------------          ------------          ------------          ------------
    Total Stockholders' Equity                         1,653,373             1,606,859             1,437,008             1,410,626
                                                    ------------          ------------          ------------          ------------
    Total Liabilities and Stockholders' Equity      $ 20,824,534          $ 19,211,544          $ 17,232,103          $ 15,908,383
                                                    ------------          ------------          ------------          ------------

QUARTERLY AVERAGE BALANCE SHEET:
Total Assets                                        $ 19,449,174          $ 17,895,471          $ 16,618,882          $ 15,801,574
Securities                                             6,919,935             5,856,303             5,224,719             4,900,224
Loans, net                                            11,149,624            10,825,814            10,150,772             9,881,877
Demand Deposits                                        2,956,411             2,857,358             2,495,556             2,144,161
Interest Bearing Deposits                              9,392,742             9,124,434             8,244,265             8,009,738
Federal Funds Purchased & Securities Sold Under
    Agreements to Repurchase                           2,909,503             2,109,765             2,321,686             2,197,591
Subordinated Debt                                        298,382                  --                    --                    --
Capital Securities                                       252,378               244,373               244,361               244,354
Other Borrowings                                       1,550,000             1,550,000             1,550,488             1,552,276
Stockholders' Equity                                $  1,710,598          $  1,632,612          $  1,497,105          $  1,436,041

                         NORTH FORK BANCORPORATION, INC.
             CONSOLIDATED BALANCE SHEET AND SELECTED FINANCIAL DATA

                                   (UNAUDITED)

                                                 SEPTEMBER 30,            JUNE 30,        DECEMBER 31,       SEPTEMBER 30,
(in thousands, except per share amounts)                  2002                2002                2001                2001
                                                    ----------          ----------          ----------          ----------
CAPITAL RATIOS:
Risk Based Capital:
    Tier I                                               12.88%              13.21%              11.82%              13.28%
    Total                                                18.37%              14.26%              12.81%              14.26%
    Leverage Ratio                                        7.54%               7.91%               7.68%               8.29%

ASSET QUALITY:
Non-Performing Loans                                $   14,119          $   14,910          $   14,636          $   16,089
Other Real Estate                                          295                 392                 315                 448
                                                    ----------          ----------          ----------          ----------
Total Non-Performing Assets                         $   14,414          $   15,302          $   14,951          $   16,537
                                                    ----------          ----------          ----------          ----------

Allowance for Loan Losses to Non-Performing Loans          798%                738%                709%                586%
Allowance for Loan Losses to Total Loans, net             1.00%               1.00%               1.00%               0.95%
Non-Performing Loans to Total Loans, net                  0.12%               0.14%               0.14%               0.16%

                  NOTES TO SEPTEMBER 30, 2002 EARNINGS RELEASE

(1) GOODWILL AND AMORTIZABLE INTANGIBLE ASSETS - In accordance with the provisions of SFAS 141 and 142 that became effective January 1, 2002, the accompanying consolidated balance sheets and income statements reflect those amounts identified as Identifiable Intangibles subject to future amortization and the non-amortizable amount as Goodwill. Previously, all such intangibles were classified as Intangible Assets and subject to periodic amortization.

         Net Income and earnings per share data adjusted to exclude that portion of the discontinued amortization expense for the three and nine-month periods in 2001 are as follows:

                                                    THREE MONTHS ENDED   NINE MONTHS ENDED
                                                    SEPTEMBER 30, 2001   SEPTEMBER 30, 2001
                                                    ------------------   ------------------
                  Net Income, as reported                 $ 84,854            $241,500
                  Amortization of Goodwill                   4,767              14,292
                                                          --------            --------
                  Net Income, as adjusted                   89,621             255,792
                                                          --------            --------
                  Adjusted Earnings per Share:
                            Basic                         $   0.56            $   1.60
                            Diluted                       $   0.55            $   1.59

(2)      Excludes the effect of accumulated other comprehensive income.

(3)      Presented on tax equivalent basis.

(4) The core efficiency ratio is defined as the ratio of non-interest expense, net of other real estate expenses, goodwill amortization and other non-recurring charges, to net interest income on a tax equivalent basis and other non-interest income, net of securities gains and other non-recurring items.

(5) During the quarter ended June 30, 2002, management used interest rate swaps to convert $200 million in capital securities or Trust Preferred Securities ("TruPS") from fixed to variable rates. In accordance with SFAS 133, this transaction was recorded as a fair value hedge resulting in a $22.3 million adjustment increasing the reported capital securities balance from $244.4 million to $266.7 million at September 30, 2002. Additionally, and as previously reported, the characteristic of these obligations changed and it was considered more appropriate to include the $266.7 million of TruPS as a component of total borrowings in the Consolidated Balance Sheets. As a result of this transfer, the TruPS costs are now included in interest expense. The accompanying consolidated Statements of Income and Selected Financial Data for all periods have been presented on the basis of the revised format. On September 19, 2002, the Company filed Form 8K with the Securities and Exchange Commission which sets forth in greater detail the results of the revised presentation.